UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2019

Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island	001-06682		05-0155090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1027 Newport Avenue	Pawtucket,	Rhode Island	02861
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code:  (401) 431-8697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	HAS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement.

Arrangement Agreement

On August 22, 2019, Hasbro, Inc. (“Hasbro” or “we”), entered into an Arrangement Agreement (the “Arrangement Agreement”), among Hasbro, 11573390 Canada Inc., a Canadian corporation and a wholly owned subsidiary of Hasbro (“Acquireco”), and Entertainment One Ltd., a Canadian corporation (“eOne”), pursuant to which, subject to the satisfaction of the conditions set forth in the Arrangement Agreement, Acquireco will acquire all of the issued and outstanding common shares of eOne by means of a statutory arrangement under the Canada Business Corporations Act (the “Acquisition”).

Subject to the terms and conditions set forth in the Arrangement Agreement, upon the effectiveness of the Acquisition (the “Effective Time”), each outstanding common share of eOne (subject to limited exceptions, including shares with respect to which dissenters’ rights have been validly exercised in accordance with Canadian law, which will be transferred to Acquireco for a debt claim equal to fair value) will transfer to Acquireco in exchange for £5.60 per share in cash (the “Consideration”).

The completion of the Acquisition is subject to satisfaction or waiver of (x) certain customary mutual closing conditions, including (1) the receipt of the required approval from eOne shareholders, (2) the approval of the Acquisition by the Ontario Superior Court of Justice, (3) the receipt of required regulatory approvals, including pursuant to the Investment Canada Act, the Competition Act (Canada), the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, as amended, and certain other governmental consents, and (4) the absence of any law or injunction prohibiting consummation of the Acquisition, and (y) certain conditions in favor of Hasbro, including, (1) the absence of any action or proceeding by a governmental entity in Canada, the United States, any member state of the European Union or the United Kingdom that would reasonably be expected to enjoin Hasbro’s ability to exercise full ownership rights over eOne or that would have a Material Adverse Effect (as defined in the Agreement), (2) matters related to maintenance of “Canadian-control” of certain operations of eOne within the meaning of the Investment Canada Act, and (3) dissent rights not having been exercised with respect to more than 10% of eOne’s outstanding common shares. The obligation of each party to consummate the Acquisition is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Arrangement Agreement.

The Arrangement Agreement contains representations, warranties and covenants of Hasbro and eOne generally customary for a transaction of this type. Hasbro and eOne also agreed to use commercially reasonable efforts to cause the Acquisition to be consummated and to obtain any required regulatory approvals.

The Arrangement Agreement provides that, during the period from the date of the Arrangement Agreement until Effective Time, eOne is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to third parties and to engage in negotiations with third parties regarding alternative acquisition proposals, subject to customary exceptions.

The Arrangement Agreement contains termination rights for each of Hasbro and eOne, including, among others, (1) if the consummation of the Acquisition does not occur on or before December 31, 2019, subject to extension to March 30, 2020 for certain limited purposes, including obtaining certain required regulatory consents, and (2) subject to certain conditions, if eOne wishes to terminate the Arrangement Agreement to enter into a definitive agreement with respect to a Superior Proposal (as such term is defined in the Arrangement Agreement). Upon termination of the Arrangement Agreement under specified circumstances, including the termination by Hasbro in the event of a change of recommendation by the board of directors of eOne or by eOne to enter into a definitive agreement with respect to a Superior Proposal, eOne would be required to pay Hasbro a termination fee of approximately £29.0 million.

The foregoing description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Arrangement Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Hasbro, eOne or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Arrangement Agreement were made solely for purposes of the Arrangement Agreement and as of specific dates, were solely for the benefit of the parties to the Arrangement Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Arrangement Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Arrangement Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in Hasbro’s or eOne’s public disclosures.

Voting Agreements

Concurrently with entering into the Arrangement Agreement, certain of the directors and officers of eOne, (collectively, the “Support Parties”), entered into voting and support agreements with Hasbro and Acquireco (collectively, the “Voting Agreements”), pursuant to which each of the Support Parties agreed, among other things, to vote the common shares of eOne held by them in favor of the Acquisition and certain related matters. As of the date hereof, the Support Parties owned in the aggregate approximately 1.5% of eOne’s outstanding common shares. Each Voting Agreement automatically terminates upon the earlier of (1) the Effective Time, (2) the termination of the Arrangement Agreement in accordance with its terms, (3) the amendment of the Arrangement Agreement in a manner adverse to the Support Party, or (4) the date on which the eOne board of directors changes its recommendation to shareholders with respect to the Acquisition.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Voting Agreements, a copy of which is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Commitment Letter

Hasbro expects to finance the Consideration with the proceeds of debt and equity financing.  Hasbro entered into a debt commitment letter, dated August 22, 2019, with Bank of America, N.A. (“BofA”) and BofA Securities, Inc., pursuant to which, subject to the terms and conditions set forth therein, BofA (on behalf of itself and certain affiliates) committed to provide a 364-day senior unsecured bridge loan facility in an aggregate principal amount of up to £3.6 billion.

Item 8.01  Other Events.

On August 22, 2019, Hasbro and eOne issued a joint press release announcing, among other things, the execution of the Arrangement Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Not for release, publication or distribution in, into or from any jurisdiction where to do so would constitute a violation of the relevant laws or regulations of such jurisdiction.

Safe Harbor

Certain statements in this Current Report on Form 8-K contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Among other things, these forward-looking statements include expectations concerning the proposed Acquisition of eOne by Hasbro; Hasbro’s beliefs relating to value creation as a result of the proposed Acquisition; the expected timetable for completing the Acquisition; benefits and synergies of the Acquisition; and future opportunities for the combined company. Hasbro’s actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Specific factors that might cause such a difference include, but are not limited to:  uncertainty as to whether the Acquisition will be completed in a timely manner or at all; the conditions precedent to completion of the Acquisition, including the approval of eOne’s shareholders and the ability to secure applicable regulatory approvals in a timely manner or at all or on expected terms; uncertainty of whether Hasbro could achieve the expected benefits and synergies from the Acquisition and successfully integrate the operations of eOne within the anticipated time frame or at all; risks of unexpected costs, liabilities or delays; integration difficulties, including the ability to retain key personnel; Hasbro’s ability to complete financings on satisfactory terms; Hasbro’s indebtedness, including the additional indebtedness that may be incurred in connection with the Acquisition; risks and uncertainties relating to the play and entertainment industries, including the retail landscape, distribution channels, consumer preferences, application of tariffs on Hasbro’s products, and other factors that may impact or alter Hasbro’s anticipated business plans, strategies and objectives; the effect of the announcement, pendency or consummation of the Acquisition on customers, employees, suppliers, partners and operating results; and other risks detailed from time to time in Hasbro’s filings with the U.S. Securities and Exchange Commission. The statements contained herein are based on Hasbro’s current beliefs and expectations and speak only as of the date of this Current Report on Form 8-K. Except as may be required by law, Hasbro undertakes no obligation to make any revisions to the forward-looking statements contained in this Current Report on Form 8-K or to update them to reflect events or circumstances occurring after the date of this Current Report on Form 8-K. You should not place undue reliance on forward-looking statements.

No statement in this Current Report on Form 8-K is intended to be or is to be construed as a profit forecast or profit estimate.

No Offer or Solicitation

This Current Report on Form 8-K is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this Current Report on Form 8-K in any jurisdiction in contravention of applicable law.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

2.1	Arrangement Agreement by and among Hasbro, Inc., 11573390 Canada Inc. and eOne, dated as of August 22, 2019.*
2.2
Form of Voting Agreement by and among Hasbro, Inc., 11573390 Canada Inc. and the following directors and officers of eOne:  Darren Throop, Joseph Sparacio, Margaret O’Brien, Steve Bertram, Olivier Dumont, Mark Trachuk, Allan Leighton, Linda Robinson, Mark Opzoomer, Michael Friisdahl, Mitzi Reaugh, Robert McFarlane, Scott Lawrence.

99.1	Joint Press Release issued by Hasbro, Inc. and eOne on August 22, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Pursuant to Item 601(a)(5) of Regulation S-K, certain exhibits and schedules have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

	By:	/s/ Deborah Thomas
		Name:	Deborah Thomas
		Title:	Executive Vice President and Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)
Date: August 23, 2019